Exhibit 99.1

Reed’s Reports Fourth Quarter and Full Year 2024 Results

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

Norwalk, CT, (March 25, 2025) — Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three months and twelve months ended December 31, 2024.

Q4 2024 Financial Highlights (vs. Q4 2023):

●	Net sales were $9.7 million compared to $11.7 million.

●	Gross profit increased more than 5x to $2.9 million compared to $0.5 million, with gross margin of 30.0% compared to 4.0%. This includes one-time charges in the prior-year period related to a non-cash packaging inventory valuation adjustment and a provision for product hold related to the Company’s swing-lid program.

●	Delivery and handling costs were reduced by 10% to $3.00 per case.

●	Selling, general and administrative expenses were $4.8 million compared to $3.0 million.

●	Operating loss improved to $3.7 million compared to $4.9 million.

●	Modified EBITDA was $(0.7) million compared to $43,000.

FY 2024 Financial Highlights (vs. FY 2023):

●	Net sales were $38.0 million compared to $44.7 million.

●	Gross profit increased 18% to $11.4 million compared to $9.7 million, with gross margin up 830 basis points to 30.0% compared to 21.7%.

●	Delivery and handling costs were reduced by 22% to $2.75 per case.

●	Selling, general and administrative expenses were $13.5 million compared to $11.0 million.

●	Operating loss improved to $8.1 million compared to $9.4 million.

●	Modified EBITDA was $(4.1) million compared to $(3.7) million.

Management Commentary

“We are encouraged by the meaningful progress we made in 2024 as we implemented significant steps to strengthen our balance sheet, streamline operations, and drive efficiencies,” said Norman E. Snyder, Jr., CEO of Reed’s. “During the fourth quarter, we closed a $10 million private placement, in addition to the incremental capital, we sourced a new demand note, and completed the convertible debt restructuring during the third quarter, providing the necessary capital to invest in inventory, personnel, marketing, strategic partnerships, and international expansion — all of which we believe will position Reed’s for accelerated growth and profitability. We also increased retail penetration during the quarter, securing notable distribution gains across Kroger, Albertsons/Safeway, Harris Teeter, Stop and Shop, Giant Eagle, and Costco for multiple products, including Reed’s Ginger Ale, Virgil’s Root Beer and Vanilla Cream Cans.

“Subsequent to year-end, we welcomed Douglas W. McCurdy as our new CFO. Doug brings extensive finance, operational and leadership experience to our team. We also appointed Salvatore Vassallo, a seasoned consumer packaged goods and supply chain executive, as our new Vice President of Operations. We believe their combined leadership in finance, supply chain and operations will help drive both efficiency and scalability at Reed’s.

“Looking ahead, we remain focused on executing our growth strategy with a solid foundation and strengthened balance sheet. This year we are expanding our product portfolio with the launch of our new multi-functional beverage line, expected to hit shelves in April. We have already secured over 8,000 points of distribution across key retailers nationwide. With a de-leveraged balance sheet, improved financial flexibility, and growing retail momentum, we believe we are well positioned to deliver meaningful growth and profitability in 2025.”

Fourth Quarter 2024 Financial Results

During the fourth quarter of 2024, net sales were $9.7 million compared to $11.7 million in the year-ago period. This decrease was primarily driven by short order shipments due to prior inventory constraints.

Gross profit for the fourth quarter of 2024 increased to $2.9 million compared to $0.5 million for the same period in 2023. Gross margin was 30.0% compared to 4.0% in the year-ago quarter. The increase was driven by one-time charges in the prior-year period, including a $1.8 million non-cash packaging inventory valuation adjustment and a $1.3 million provision for product holds related to the Company’s swing-lid program.

Delivery and handling costs were reduced by 10% to $1.7 million during the fourth quarter of 2024 compared to $1.8 million in the fourth quarter of 2023. Delivery and handling costs were 17% of net sales or $3.00 per case, compared to 16% of net sales or $2.82 per case during the same period last year.

Selling, general and administrative costs were $4.8 million during the fourth quarter of 2024 compared to $3.0 million in the year-ago quarter.

Operating loss during the fourth quarter of 2024 improved to $3.7 million or $(0.25) per share, compared to $5.0 million or $(1.55) per share in the fourth quarter of 2023.

Modified EBITDA was $(0.7) million in the fourth quarter of 2024 compared to $43,000 in the fourth quarter of 2023.

Liquidity and Cash Flow

For the fourth quarter of 2024, the Company used approximately $3.9 million of cash from operating activities compared to cash used of $0.2 million for the same period in 2023.

As of December 31, 2024, the Company had approximately $10.4 million of cash and $9.6 million of total debt net of capitalized financing fees. This compares to $0.6 million of cash and $27.4 million of total debt net of capitalized financing fees at December 31, 2023.

Conference Call

The Company will conduct a conference call tomorrow, March 26, 2025, at 8:30 a.m. Eastern time to discuss its results for the three months and twelve months ended December 31, 2024.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, March 26, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 31278

Webcast: Reed’s Q4 & FY 2024 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to- drink ginger mules and hard ginger ales. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and Cola. These flavors are also available in five zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com. To receive exclusive perks for Reed’s investors, please visit the Company’s page on the Stockperks app here.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements. These forward- looking statements are typically identified by terms such as “believe,” “expected,” “looking ahead,” “remain focused,” “growing retail momentum,” “will position,” “expanding,” “well-positioned” and similar expressions. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to our business expansion and international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the wars in Ukraine and Israel, conflict or acts of terrorism; financial markets, commodity and currency impacts of the wars; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K expected to be filed on or before April 1, 2025, which will be available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

STATEMENTS OF OPERATIONS

For the Three Months and Year Ended December 31, 2024 and 2023

(Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Sales	$9,733	$11,693	$37,954	$44,711
Cost of goods sold	6,816	8,106	26,578	31,884
Inventory write-offs associated with exited categories and major packaging and formula changes	-	1,848	-	1,848
Product quality hold write-down	-	1,267	-	1,267
Gross profit	2,917	472	11,376	9,712

Operating expenses:
Delivery and handling expense	1,659	1,847	5,863	7,561
Selling and marketing expense	932	1,298	4,405	4,865
General and administrative expense	3,870	1,691	9,109	6,118
Provision for receivable with former related party	115	585	115	585
Total operating expenses	6,576	5,421	19,492	19,129

Loss from operations	(3,659)	(4,949)	(8,116)	(9,417)

Other Income	445	-	445	-
Interest expense, net	(903)	(1,647)	(5,481)	(6,106)

Net loss	(4,117)	(6,596)	(13,152)	(15,523)

Dividends on Series A Convertible Preferred Stock	-	-	(5)	(5)

Net loss attributable to common stockholders	$(4,117)	$(6,596)	$(13,157)	$(15,528)

Loss per share – basic and diluted	$(0.28)	$(2.07)	$(1.64)	$(4.39)

Weighted average number of shares outstanding – basic and diluted	14,608,867	3,179,661	8,041,496	3,537,882

REED’S, INC,

BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$10,391	$603
Accounts receivable, net of allowance of $859 and $860, respectively	3,979	3,571
Inventory, net	8,114	11,300
Receivable from former related party	144	259
Prepaid expenses and other current assets	683	2,028
Total current assets	23,311	17,761

Property and equipment, net of accumulated depreciation of $636 and $1,068, respectively	1,185	493
Intangible assets	644	629
Total assets	$25,140	$18,883

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,956	$9,133
Accrued expenses	984	1,096
Revolving line of credit, net of capitalized financing costs of $201	-	9,758
Senior secured loan, net of capitalized financing costs of $329	9,571	-
Payable to former related party	144	259
Current portion of convertible notes payable, net of debt discount of $424	-	6,737
Current portion of lease liabilities	-	207
Total current liabilities	17,655	27,190

Convertible note payable, net of debt discount of $148 less current portion	-	10,874
Lease liabilities, less current portion	837	-
Total liabilities	18,492	38,064

Commitments and Contingencies	0	0

Stockholders’ equity (deficit):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 180,000,000 shares authorized; 45,371,247 and 4,187,291 shares issued and outstanding, respectively	3	-
Additional paid in capital	158,435	119,452
Accumulated deficit	(151,884)	(138,727)
Total stockholders’ equity (deficit)	6,648	(19,181)
Total liabilities and stockholders’ equity	$25,140	$18,883

REED’S, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

(Amounts in thousands)

	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(13,152)	$(15,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	125	142
Loss on disposal of property & equipment	-	8
Amortization of debt discount	1,057	1,137
Fair value of vested options	528	490
Fair value of vested restricted shares granted to directors and officers for services	-	3
Common shares issued for compensation	-	36
Product quality hold write-down	-	1,267
Allowance for estimated credit losses	-	608
Provision for receivable with former related party	115	585
Inventory write down	277	955
Accrued interest on convertible note	3,409	2,831
Lease liability	(205)	(187)
Changes in operating assets and liabilities:
Accounts receivable	(408)	275
Inventory	2,909	2,653
Prepaid expenses and other assets	561	528
Decrease in right of use assets	169	140
Accounts payable	(1,393)	(1,073)
Accrued expenses	(116)	859
Net cash used in operating activities	(6,124)	(4,266)
Cash flows from investing activities:
Intangible asset trademark costs	(15)	(3)
Purchase of property and equipment	(152)	(85)
Sale of property and equipment	-	68
Net cash used in investing activities	(167)	(20)
Cash flows from financing activities:
Proceeds from line of credit	29,195	43,836
Payments on the line of credit	(39,153)	(45,213)
Proceeds from sale of common stock	-	4,016
Proceeds from senior secured loan payable, net of expenses	9,524	-
Proceeds from convertible note payable, net of expenses	1,400	3,751
Proceeds received from SAFE agreement	4,096	-
Proceeds received from rights offering	11,883	-
Payment of convertible note payable	(514)	(200)
Amounts from former related party, net	(115)	(1,833)
Payment of costs recorded as debt discount	(237)	-
Repurchase of common stock	-	(1)
Net cash provided by financing activities	16,079	4,356

Net increase in cash	9,788	70
Cash at beginning of period	603	533
Cash at end of period	$10,391	$603

Supplemental disclosures of cash flow information:
Cash paid for interest	$870	$1,046
Non-cash investing and financing activities:
Dividends on Series A Convertible Preferred Stock	$5	$5
Common Shares issued for financing costs	$-	273
Common Shares issued upon conversion of convertible notes payable	$22,478	$-
Common Shares issued upon conversion of SAFE agreement	$4,096	$-
Initial recognition of right of use asset and operating lease liability upon execution of new lease	$835	$-

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, tax expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, change in fair value of SAFE agreements, contract proceedings and insurance settlements, non-recurring professional fees, inventory write-offs associated with exited categories and major packaging and formula changes, one-time changes in policy, impact of changes to accounting methodology and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three and twelve months ended December 31, 2024, and 2023 (unaudited; in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(4,117)	$(6,596)	$(13,152)	$(15,523)

Modified EBITDA adjustments:
Depreciation and amortization	80	67	289	281
Interest expense	903	1,647	5,481	6,106
Tax expense	43	251	111	251
Stock option and other noncash compensation	260	139	528	493
Provision for receivable with former related party	115	585	115	585
Product quality hold write-down	(2)	1,267	42	1,267
Inventory write-offs associated with exited categories and major packaging and formula changes	-	1,848	-	1,848
Impairment of assets	473	-	473	-
One-time change in policy for discounts	-	756	-	756
Professional fees	59	-	393	-
Contract proceedings	1,423	0	1,593	12
Severance costs	15	79	57	256
Total EBITDA adjustments	$3,369	$6,639	$9,082	$11,855

Modified EBITDA	$(748)	$43	$(4,070)	$(3,668)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.